Exhibit 99.1

Nanosphere Announces Amendment to $30 million term loan facility, Release of Q2 2015 results and Conference Call and Schedules 2015 Annual Meeting of Stockholders
NORTHBROOK, IL - July 31, 2015 - Nanosphere, Inc. (NASDAQ: NSPH), a company enhancing medicine through targeted molecular diagnostics, announced today that it has amended certain terms of its $30 million term loan facility with NSPH Funding LLC, an affiliate of Life Sciences Alternative Funding LLC, and SWK Funding LLC, as lenders (together, the “Lenders”). Nanosphere entered into the loan facility and immediately drew $20 million under the facility on May 14, 2015. Under the original terms of the loan facility, Nanosphere was subject to a condition precedent and a post-closing covenant that required Nanosphere to raise an aggregate of at least $4 million in net proceeds from equity financings prior to entering into the loan facility and an aggregate of at least $6 million in net proceeds either equity financings or licensing or strategic partnership transactions within eight months of May 14, 2015, pursuant to which Nanosphere raised an aggregate of $8 million in net proceeds from its preferred stock offerings in May and June 2015. Under the amended terms of the loan facility, the lenders have waived the requirement that Nanopshere raise an additional $2 million in consideration of certain adjustments to the reserve requirements under the loan facility.
Nanosphere also announced today that it will report its results for the second quarter ended June 30, 2015 after the market close on Monday, August 10, 2015. The company will also hold a live investor conference call and webcast at 8:30am Eastern/5:30am Pacific on Tuesday, August 11, 2015.
Conference Call & Webcast
Tuesday, August 11, 2015 @ 8:30am Eastern Time/5:30am Pacific Time
Domestic:            888-587-0615
International:            719-325-2393
Passcode:            9125831
Webcast:            http://www.nanosphere.us/investors

Replays - Available through August 25, 2015
Domestic:             877-870-5176
International:             858-384-5517
Passcode:             9125831

Nanosphere also announced today that it would hold its 2015 annual meeting of stockholders (the “Annual Meeting”) on September 30, 2015 at 1:00 p.m. Central Daylight Time at The Hilton Chicago O’Hare Airport, O’Hare International Airport, Chicago IL 60666. Nanosphere’s Board of Directors has fixed the close of business on Wednesday, August 12, 2015, as the record date on which stockholders of record of the Company’s common stock shall be entitled to notice of and to vote at the Annual Meeting.
About Nanosphere, Inc.
Nanosphere is enhancing medicine through targeted molecular diagnostics that result in earlier disease detection, optimal patient treatment and improved healthcare economics. The Company’s versatile technology platform, the Verigene ® System, enables clinicians to rapidly detect the most complex, costly and deadly infectious diseases through a low cost and simple-to-use multiplexed diagnostic test. The combination of this innovative technology and Nanosphere’s customer-driven solutions keeps commitment to the patient at the forefront of its business. Nanosphere is based in Northbrook, IL. Additional information is available at http://www.nanosphere.us.

Except for historical information, the matters discussed in this press release are “forward-looking statements” and are subject to risks and uncertainties. Actual results could differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (i) Nanosphere’s ability to develop commercially viable products; (ii) Nanosphere’s ability to achieve profitability; (iii) Nanosphere’s ability to produce and market its products; (iv) Nanosphere’s ability to obtain regulatory approval of its products; (v) Nanosphere’s ability to protect its intellectual property; (vi) competition and alternative technologies; and (vii) Nanosphere’s ability to obtain additional financing to support its operations. Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contacts
Investors:

Farzana Moinuddin
Acting Principal Financial Officer and Interim Chief Accounting Officer
Nanosphere, Inc.
847-400-9000
fmoinuddin@nanosphere.us

Michael Rice
Founding Partner
LifeSci Advisors
646-597-6979
mrice@lifesciadvisors.com